                                                                  EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JULY 13, 2000



                                      AMONG



                           HANOVER COMPRESSOR COMPANY



                          CADDO ACQUISITION CORPORATION



                                       AND



                           OEC COMPRESSION CORPORATION

                                          TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
ARTICLE I. THE MERGER............................................................................................1
     Section 1.1.   Effective Time of the Merger.................................................................1
     Section 1.2.   Closing......................................................................................2
     Section 1.3.   Effect of the Merger.........................................................................2
     Section 1.4.   Certificate of Incorporation; Bylaws.........................................................2
     Section 1.5.   Directors and Officers.......................................................................2
     Section 1.6.   Conversion of Capital Stock..................................................................2
     Section 1.7.   Adjustment of Conversion Number..............................................................3
     Section 1.8.   No Further Ownership Rights in Company Common Stock..........................................3
     Section 1.9.   No Fractional Shares.........................................................................4
     Section 1.10.  Shares of Dissenting Shareholders............................................................4
     Section 1.11.  Company Options..............................................................................4
     Section 1.12.  Tax Consequences.............................................................................5

ARTICLE II. EXCHANGE OF CERTIFICATES.............................................................................5
     Section 2.1.   Exchange Agent...............................................................................5
     Section 2.2.   Exchange and Payment Procedures..............................................................5
     Section 2.3.   Distributions with Respect to Unexchanged Shares.............................................6
     Section 2.4.   Termination of Exchange Fund.................................................................6
     Section 2.5.   No Liability.................................................................................6
     Section 2.6.   Lost Certificates............................................................................6
     Section 2.7.   Withholding Rights...........................................................................7
     Section 2.8.   Further Assurances...........................................................................7
     Section 2.9.   Stock Transfer Books.........................................................................7
     Section 2.10.  Affiliates...................................................................................7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................7
     Section 3.1.   Organization of the Company and its Subsidiaries.............................................8
     Section 3.2.   Capitalization...............................................................................8
     Section 3.3.   Authority; No Conflict; Required Filings and Consents; Recommendation of the Board..........11
     Section 3.4.   SEC Filings; Financial Statements...........................................................11
     Section 3.5.   No Undisclosed Liabilities..................................................................11
     Section 3.6.   Absence of Certain Changes or Events........................................................12
     Section 3.7.   Taxes...................................................................................... 12
     Section 3.8.   Title to Assets.............................................................................13
     Section 3.9.   Real Property...............................................................................14
     Section 3.10.  Intellectual Property.......................................................................16
     Section 3.11.  Agreements, Contracts and Commitments.......................................................17
     Section 3.12.  Litigation..................................................................................17
     Section 3.13.  Environmental Matters.......................................................................18

                                                      i


     Section 3.14.  Employee Benefit Plans......................................................................19
     Section 3.15.  Compliance with Law; Authorizations.........................................................22
     Section 3.16.  Registration Statement and Proxy Statement..................................................23
     Section 3.17.  Labor Matters...............................................................................23
     Section 3.18.  Insurance...................................................................................23
     Section 3.19.  Year 2000 Problem...........................................................................24
     Section 3.20.  Opinion of Financial Advisor................................................................24
     Section 3.21.  Brokers.....................................................................................24
     Section 3.22.  Transactions With Affiliates................................................................24
     Section 3.23.  No Excess Parachute or Nondeductible Payments...............................................24
     Section 3.24.  State Anti-Takeover Statutes................................................................24
     Section 3.25.  Accuracy of Information.....................................................................25
     Section 3.26.  Inventory...................................................................................25
     Section 3.27.  Customers and Suppliers.....................................................................25

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................25
     Section 4.1.   Organization................................................................................25
     Section 4.2.   Authority; No Conflict; Required Filings and Consents.......................................26
     Section 4.3.   Parent Common Stock.........................................................................26
     Section 4.4.   SEC Filings: Financial Statements...........................................................27
     Section 4.5.   Proxy Statement/Registration Statement......................................................27
     Section 4.6.   Absence of Certain Changes or Events........................................................28
     Section 4.7.   No Vote Required............................................................................28
     Section 4.8.   Merger Sub..................................................................................28
     Section 4.9.   Brokers.....................................................................................28
     Section 4.10.  Accuracy of Information.....................................................................28

ARTICLE V. COVENANTS............................................................................................28
     Section 5.1.   Conduct of Business of the Company..........................................................28
     Section 5.2.   Cooperation; Notice; Cure...................................................................31
     Section 5.3.   No Solicitation.............................................................................31
     Section 5.4.   Preparation of Proxy Statement/Registration; Company Shareholder Meeting....................33
     Section 5.5.   Access to Information.......................................................................34
     Section 5.6.   Legal Conditions to Merger..................................................................34
     Section 5.7.   Publicity...................................................................................35
     Section 5.8.   Tax-Free Reorganization.....................................................................36
     Section 5.9.   Affiliate Agreements........................................................................36
     Section 5.10.  NYSE Listing................................................................................36
     Section 5.11.  Prudential Agreement........................................................................36
     Section 5.12.  Indemnification.............................................................................36
     Section 5.13.  Letter of the Company's Accountants.........................................................37
     Section 5.14.  Stockholder Litigation......................................................................37
     Section 5.15.  Stock Exchange Listing......................................................................37

                                                     ii


     Section 5.16.  Employee Benefits...........................................................................37
     Section 5.17.  Fees and Expenses...........................................................................38

ARTICLE VI. CONDITIONS TO MERGER................................................................................38
     Section 6.1.   Conditions to Each Party's Obligation to Effect the Merger..................................38
     Section 6.2.   Additional Conditions to Obligations of the Company.........................................38
     Section 6.3.   Additional Conditions to Obligations of Parent and Merger Sub...............................39

ARTICLE VII. TERMINATION AND AMENDMENT..........................................................................41
     Section 7.1.   Termination.................................................................................41
     Section 7.2.   Effect of Termination.......................................................................42
     Section 7.3.   Fees and Expenses...........................................................................42
     Section 7.4.   Amendment...................................................................................43
     Section 7.5.   Extension; Waiver...........................................................................43

ARTICLE VIII. MISCELLANEOUS.....................................................................................43
     Section 8.1.   Nonsurvival of Representations, Warranties and Agreements...................................43
     Section 8.2.   Notices.....................................................................................44
     Section 8.3.   Interpretation; Certain Definitions.........................................................44
     Section 8.4.   Counterparts................................................................................45
     Section 8.5.   Entire Agreement; No Third Party Beneficiaries..............................................45
     Section 8.6.   Governing Law...............................................................................45
     Section 8.7.   Assignment..................................................................................46


Annex I              Key Stockholders


                                           TABLE OF EXHIBITS



Exhibit A                           Form of Voting and Disposition Agreement
Exhibits B-1 and B-2                Estis and Smith Agreements
Exhibit C                           Form of Non-Competition Agreement


                             TABLE OF DEFINED TERMS

TERM                                                            SECTION
----                                                            -------
Acquisition Proposal                                            5.3(a)
Affiliate                                                       8.3 and 5.9
Affiliate Agreement                                             5.9
Agreement                                                       Preamble
AMEX                                                            3.3(c)
Assets                                                          3.8(a)
Average Parent Stock Price                                      1.6(b)
Benefit Arrangement                                             3.14(a)(i)
Business Day                                                    1.2
Certificates                                                    1.8
Certificate of Merger                                           1.1
Closing                                                         1.2
Closing Date                                                    1.2
Code                                                            Recitals
Company                                                         Preamble
Company 401(k) Plan                                             5.16
Company Balance Sheet                                           3.4(b)(i)
Company Common Stock                                            1.6
Company Disclosure Schedule                                     ARTICLE III
Company Intellectual Property                                   3.10
Company Options                                                 1.11
Company Material Adverse Effect                                 3.1
Company Material Contracts                                      3.11(a)
Company Preferred Stock                                         3.2(a)
Company SEC Reports                                             3.4(a)
Company Stock Option Plans                                      3.2(b) and 1.11
Company Stockholders' Meeting                                   5.4(e)
Confidentiality Agreement                                       5.3(a)
Contracts                                                       3.11(a)
Conversion Ratio                                                1.6(b)
Dissenting Shares                                               1.10
Effective Time                                                  1.1
Employee Plans                                                  3.14(a)(iii)
Encumbrance                                                     3.9
Environmental Condition                                         3.13
Environmental Laws                                              3.13
Environmental Liabilities and Costs                             3.13
ERISA                                                           3.14(a)(iv)
ERISA Affiliate                                                 3.14(a)(v)
Exchange Act                                                    3.3(c)


                                       i

TERM                                                            SECTION
----                                                            -------

Exchange Agent                                                  2.1
Exchange Fund                                                   2.1
Expenses                                                        5.17
GAAP                                                            4.4(b)(i)
Governmental Entity                                             3.3(c)
Hazardous Substances                                            3.13
HSR Act                                                         3.3(c)
Indebtedness                                                    3.11(a)
Indemnified Parties                                             5.12(a)
Intellectual Property                                           3.10
Key Stockholders                                                Recitals
Knowledge                                                       8.3
Leases                                                          3.9
Liens                                                           3.8
Merger                                                          Recitals
Merger Consideration                                            1.6(b)
Merger Sub                                                      Preamble
Multiemployer Plan                                              3.14(a)(vi)
NYSE                                                            4.2(c)
OGCA                                                            1.1
Order                                                           5.6(b)
Other Benefit Obligations                                       3.14(a)(vii)
Outside Date                                                    7.1(b)
Parent                                                          Preamble
Parent 401(k) Plan                                              5.16
Parent Balance Sheet                                            4.4(b)(i)
Parent Common Stock                                             1.6(b)
Parent Disclosure Schedule                                      ARTICLE IV
Parent Material Adverse Effect                                  4.1
Parent SEC Reports                                              4.4
Pension Plan                                                    3.14(a)(viii)
Permits                                                         3.15(b)
Permitted Encumbrance                                           3.9
Permitted Liens                                                 3.8
Proxy Statement                                                 5.4(a)
Prudential                                                      5.11
Prudential Agreement                                            5.11
Registration Statement                                          5.4(a)
Regulations                                                     3.15(a)
Required Company Vote                                           3.3(a)
Required Consents                                               5.6(c)
Rule 145                                                        5.9
Securities Act                                                  3.3(c)


                                       ii

TERM                                                            SECTION
----                                                            -------

Subsidiary                                                      3.1
Superior Proposal                                               5.3(a)
Surviving Corporation                                           1.3
Tax Returns                                                     3.7(b)
Taxes                                                           3.7(b)
Third Party                                                     5.3(a)
to the knowledge of                                             8.3
Voting, Option and Disposition Agreement                        Recitals
Voting Debt                                                     3.2(b)
Warrants                                                        1.12
Welfare Plan                                                    3.14(a)(ix)
Year 2000 Problem                                               3.19

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of July 13, 2000, by and among Hanover Compressor Company, a Delaware corporation ("PARENT"), Caddo Acquisition Corporation, an Oklahoma corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"), and OEC Compression Corporation, an Oklahoma corporation (the "COMPANY").

         WHEREAS, the respective Boards of Directors of Parent and Merger Sub have determined that the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "MERGER"), is advisable and in the best interests of each corporation and its respective stockholders;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders;

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, contemporaneous with the execution of this Agreement, certain of the stockholders of the Company listed on Annex I hereto (the "KEY STOCKHOLDERS") have entered into an agreement in substantially the form of EXHIBIT A hereto (the "VOTING AND DISPOSITION AGREEMENT") to vote all of their shares of Company Common Stock in favor of the Merger, grant Parent certain rights to acquire such shares and limit their disposition of Parent Common Stock;

         WHEREAS, the Company and Dennis W. Estis and Don E. Smith have each entered into a non-competition and non-solicitation agreement attached as Exhibits B-1 and B-2 hereto;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         Section 1.1. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by the relevant provisions of the Oklahoma General Corporation Act (the "OGCA") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the state of Oklahoma for filing, as provided in the OGCA, as early as practicable on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the state of Oklahoma or such later time as specified in the Certificate of Merger (the "EFFECTIVE TIME").

         Section 1.2. CLOSING. The closing of the Merger (the "CLOSING") will take place on the second business day, which is any day other than a Saturday, a Sunday or a day on which U.S. banking institutions are authorized by law, regulation or executive order to remain closed (a "BUSINESS DAY"), after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 5800 Sears Tower, Chicago, Illinois 60606, unless another place is agreed to in writing by the parties hereto. The Certificate of Merger shall be filed on or as promptly as practicable following the Closing Date.

         Section 1.3. EFFECT OF THE MERGER. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). Upon becoming effective, the Merger shall have the effects set forth in the OGCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4. CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, (i) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, and (ii) the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, in each case until duly amended in accordance with applicable law.

         Section 1.5. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         Section 1.6. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the Company's common stock, par value $.01 per share ("COMPANY COMMON STOCK"), or capital stock of Merger Sub:

                  (a) CANCELLATION OF STOCK. Each share of Company Common Stock that is owned by the Company or any wholly owned subsidiary of the Company (as treasury stock or otherwise) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (b)  CONSIDERATION FOR COMPANY COMMON STOCK. Subject to
Section 1.10, each issued and outstanding share of Company Common Stock (other than Dissenting Shares and shares to be canceled in accordance with Section 1.6(a)) shall be converted into the right to receive a number of fully paid and nonassessable shares of common stock, par value $.001 per share, of Parent ("PARENT COMMON STOCK") equal to the Conversion Ratio (as defined below) (the "MERGER CONSIDERATION"). The "CONVERSION RATIO" shall be equal to $1.00 divided by the Average Parent Stock Price (as defined below). The "AVERAGE PARENT STOCK PRICE" shall mean the closing sales price per share of Parent Common Stock as reported by The New York Stock Exchange Composite Tape for the twenty consecutive trading days (on which shares of Parent Common Stock are actually traded) immediately preceding the second Business Day prior to the Effective Time; provided, however, that if the foregoing amount is calculated to be less than $30, then the Average Parent Stock Price shall be $30; and provided further, that if the foregoing amount is calculated to be greater than $32.50, then the Average Parent Stock Price shall be $32.50. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 2.2, the Merger Consideration in accordance with this
Section 1.6.

                  (c) MERGER SUB CAPITAL STOCK. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged as a share of capital stock of the Surviving Corporation.

         Section 1.7. ADJUSTMENT OF CONVERSION NUMBER. In the event that pursuant to a transaction announced after the date hereof and becoming effective prior to the Effective Time (i) any distribution is made in respect of Parent Common Stock other than a regular quarterly cash dividend or (ii) any stock dividend, stock split, reclassification, recapitalization, combination or mandatory exchange of shares occurs with respect to, or rights (other than non-mandatory offers to exchange) are issued in respect of, Parent Common Stock, then, the Conversion Ratio shall be adjusted accordingly.

         Section 1.8. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of certificates which immediately prior to the Effective Time represented outstanding share of Company Common Stock ("CERTIFICATES") in accordance with the terms hereof (including any cash paid pursuant to Sections 1.9 or 2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Article II.

         Section 1.9. NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Parent Stock Price.

         Section 1.10. SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are outstanding immediately prior to the Effective Time and have not been voted in favor of the Merger and with respect to which appraisal rights shall have been demanded and perfected in accordance with Section 1091 of the OGCA to the extent applicable (collectively, the "DISSENTING SHARES") and not withdrawn shall not be converted into or represent the right to receive the Merger Consideration, but such shares shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Shares pursuant to the laws of the State of Oklahoma unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal in accordance with the OGCA or becomes ineligible for appraisal. If, after the Effective Time, any such holder withdraws his or her demand for appraisal or becomes ineligible for appraisal (through failure to perfect or otherwise), such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the consideration provided for in
Section 1.6. The Company shall give Parent prompt notice of any demands for appraisal for shares of Company Common Stock received by the Company, and Parent shall have the right to direct all proceedings, negotiations and actions taken by the Company in respect thereof.

         Section 1.11. COMPANY OPTIONS. At the Effective Time, each unexpired and unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock (the "COMPANY OPTIONS") previously granted by the Company or its Subsidiaries shall be canceled and converted into the right to receive from the Parent, within 10 days following the Effective Time, cash in an amount equal to the product of
(a) $1.00 minus the exercise price per share of such Company Option, times (b) the number of shares of Common Stock which may be purchased upon exercise of such Company Option (whether or not then exercisable). Prior to (but effective at) the Effective Time, the Company shall (i) obtain any consents from all holders of Company Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clause (i) or (ii), are necessary to give effect to the transactions contemplated by this Section 1.11. Immediately prior to the Effective Time, the Company shall terminate all plans and other arrangements pursuant to which such Company Options were granted (the "COMPANY STOCK OPTION PLANS") effective as of the Effective Time with no further liability to the Company.

         Section 1.12. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE II.

                            EXCHANGE OF CERTIFICATES

         Section 2.1. EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with ChaseMellon Shareholder Services or such other bank or trust company as may be designated by Parent and be reasonably acceptable to the Company (the "EXCHANGE AGENT") for the benefit of the holders of shares of Company Common Stock, for exchange or payment in accordance with this Section 2.1, through the Exchange Agent, (i) certificates evidencing such number of shares of Parent Common Stock equal to (x) the Merger Consideration multiplied by (y) the aggregate number of shares of Company Common Stock which may be converted into the right to receive Parent Common Stock in the Merger; and (ii) any cash necessary to pay amounts due pursuant to Section 1.9 (such certificates for shares of Parent Common Stock and such cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with Articles I and II, deliver the Parent Common Stock and cash contemplated to be issued pursuant to Sections 1.6(b) and 1.9 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

         Section 2.2. EXCHANGE AND PAYMENT PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates that were converted into the right to receive shares of Parent Common Stock and cash pursuant to Sections 1.6(b) and 1.9, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for shares of Parent Common Stock and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and cash which such holder has the right to receive pursuant to the provisions of Article I and this Article II and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued, and cash, if any, pursuant to Sections 1.6(b) and 1.9 may be paid, to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the certificate representing shares of Parent Common Stock and cash as contemplated by Article I.

         Section 2.3. DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock to which such holder is entitled hereunder and no cash payment paid to any such holder pursuant to Sections 1.6(b) and 1.9 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be given to the record holder of the certificates representing whole shares of Parent Common Stock to which such holder is entitled hereunder, without interest, (i) at the time of such surrender, a certificate representing the number of whole shares of Parent Common Stock and the amount of cash, if any, pursuant to Section 1.9 to which such holder is entitled pursuant to Section 1.9 and the amount of dividends or other distributions with respect to such whole shares of Parent Common Stock with a record date after the Effective Time and a payment date prior to the date of issuance to such holder, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

         Section 2.4. TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for nine months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not previously complied with the provisions of this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash and any dividends or distributions with respect to Parent Common Stock. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such portion would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled therein.

         Section 2.5. NO LIABILITY. To the fullest extent permitted by law, none of Parent, Merger Sub, the Company or the Surviving Corporation shall be liable to any holder of Company Common Stock or Parent Common Stock, as the case may be, for any shares (or dividends or distributions with respect thereto) and/or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.6. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in accordance with this Agreement.

         Section 2.7. WITHHOLDING RIGHTS. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent, as applicable, is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by such party.

         Section 2.8. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 2.9. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

         Section 2.10. AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 5.9) of the Company shall not be exchanged until Parent has received an Affiliate Agreement (as defined in Section 5.9) from such Affiliate.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by the Company to Parent and Merger Sub on or before the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

         Section 3.1. ORGANIZATION OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, could not be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT"). The Company has delivered to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and each of its Subsidiaries, in each case as amended to date and each of such documents is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of any of such documents. The respective organizational documents of the Company's Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Parent or the Surviving Corporation, following the Effective Time, from owning or operating such Subsidiaries on the same basis as the Company. A true and complete list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of ownership interest of the Company therein, is set forth in Section 3.1 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in the Company or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or member or (ii) at least twenty-five percent (25%) of the securities or other interests having by their terms ordinary voting power to elect or select a majority of the Board of Directors or other persons or entities performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 3.2.  CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 1,000,000 shares of the Company's Preferred Stock, $1.00 par value per share ("COMPANY PREFERRED STOCK"). As of the date hereof, (i) 36,885,333 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable,
(ii) 320,445 shares of Company Common Stock are held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of Company Preferred Stock are issued and outstanding. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity (other than to or in a wholly owned Subsidiary of the Company). All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature.

                  (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("VOTING DEBT") of the Company or any of its Subsidiaries issued and outstanding. Section 3.2(b) of the Company Disclosure Schedule sets forth (i) the total number of shares of Company Common Stock reserved for issuance upon exercise of Company Stock Options granted and outstanding as of the date hereof and (ii) the Company Stock Option Plan, the name of each holder under the Company Stock Option Plans, the number of Company Stock Options held by such holder, and the exercise price of each such Company Stock Option. Except as reserved for future grants of options or restricted stock under the Company Stock Option Plans, (x) there are no shares of capital stock of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (y) there are no options, warrants (other than warrants to purchase 1,000,000 shares of Company Common Stock issued to The Prudential Life Insurance Company), equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (z) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company, including, without limitation, any registration rights agreements (other than those registration rights agreements listed in Section 3.2(b) of the Company Disclosure Schedule) or shareholder agreements. All shares of Company Common Stock subject to issuance as specified in this Section 3.2(b) or the related Company Disclosure Schedule section are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

         Section 3.3. AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS; RECOMMENDATION OF THE BOARD.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the Merger by the holders of a majority of the Company's outstanding common stock (the "REQUIRED COMPANY VOTE"). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and to general equity principles.

                  (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of the Company or the comparable charter, organizational or governing documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound other than as disclosed in Section 3.3(b) of the Company Disclosure Schedule, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets. No consent of any holder of outstanding Company Stock Options is required in connection with the conversion of such Company Stock Options in accordance with the provisions of
Section 1.11.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state or local (or any subdivision thereof) ("GOVERNMENTAL ENTITY") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) those required under or in relation to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) state securities or "blue sky" laws, (iii) the Securities Act of 1933, as amended (the "SECURITIES ACT"), (iv) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (v) the OGCA with respect to the filing and recordation of appropriate documents to effect the Merger and (vi) rules and regulations of the American Stock Exchange ("AMEX").

                  (d) The Board of Directors of the Company has, by a unanimous vote at a meeting of such Board (with one director absent) duly held on July 12, 2000, approved, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, and determined that this Agreement, the Merger and the other transactions contemplated hereby, taken together, are in the best interests of the Company and of the stockholders of the Company, and prior to the date hereof such Board has resolved to recommend that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated hereby.

         Section 3.4  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has filed and made available to Parent all forms, reports and documents filed by the Company with the SEC since December 31, 1996 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading as of such date. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) (i) Each of the consolidated financial statements (including, in each case, any related notes) of the Company contained in the Company SEC Reports complied as to form in all material respects with the applicable rules, regulations and practices of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of the Company as of December 31, 1999 is referred to herein as the "COMPANY BALANCE SHEET."

                           (ii) The Company maintains a system of accounting
controls sufficient to provide reasonable assurances that (A) its transactions and those of its Subsidiaries are executed in accordance with management's general or specific authorization, (B) its transactions and those of its Subsidiaries are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (C) access to its assets and those of its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for its assets and those of its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 3.5 NO UNDISCLOSED LIABILITIES. Except for, and to the extent of, those liabilities that are reflected or reserved against, to the extent reflected or reserved against, on the consolidated balance sheet of the Company and its Subsidiaries included in the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2000, or the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and except for obligations under contracts and commitments incurred in the ordinary course of business which are not required under GAAP to be reflected in the financial statements of the Company, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2000, and except and as to the extent disclosed in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether fixed, absolute, accrued, contingent or otherwise and whether due or to become due).

         Section 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company's SEC Reports filed prior to the date hereof, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect; (ii) any change by the Company in its accounting methods, principles or practices; (iii) any revaluation by the Company of any asset; (iv) any modification of any Material Contract, except in the ordinary course of business or as contemplated by this Agreement; (v) any disposition of any assets of the Company or any of its Subsidiaries outside the ordinary course of business; or (vi) any other action or event that would have required the consent of Parent pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

         Section 3.7  TAXES.

                  (a) Except as set forth in Section 3.7 of the Company Disclosure Schedule: (i) the Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects; (ii) the Company and each of its Subsidiaries have timely paid to the proper taxing authorities all Tax liabilities (whether or not shown as due on such filed Tax Returns), including Taxes that the Company or any of its Subsidiaries have been obligated to withhold from amounts paid or owed to any employee, independent contractor, creditor or third party, except with respect to matters contested in good faith and which are set forth in Section 3.7 of the Company
Disclosure Schedule, or for which a reserve (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) is provided on the Company Balance Sheet; (iii) as of the date hereof: (A) there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its Subsidiaries, (B) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its Subsidiaries, (C) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and properly reserved for and (D) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year which have not since been filed, and no request for waivers of the time to assess any Taxes are pending or outstanding; (iv) none of the Company or any of its Subsidiaries has made a consent under Section 341(f) of the Code; (v) as of the date hereof, the consolidated federal income Tax Returns for the Company and its Subsidiaries have never been examined by the Internal Revenue Service; (vi) neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; (vii) neither the Company nor any Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; and (viii) as of the date hereof, neither the Company nor any of its Subsidiaries knows of any facts with respect to the Company or its Subsidiaries that would reasonably be expected to prevent or materially or burdensomely impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. Neither the Company nor any of its Subsidiaries will, as a result of the consummation of the transactions contemplated by this Agreement, recognize any gain under any applicable provisions of the federal consolidated return regulations (Treasury
Regulation Section 1.1502 ET SEQ.) with respect to any excess loss account or any intercompany transaction or distribution in which the taxation of gain or loss was previously deferred. None of the Company or its Subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. No written power of attorney that has been granted by the Company or its Subsidiaries currently is in force with respect to any matter relating to Taxes. The Company has not distributed the stock of a "controlled corporation" (within the meaning of Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years. None of the Company or its Subsidiaries has made an election, nor is required, to treat any Assets as owned by another person or entity or as tax-exempt bond financed property or tax-exempt use property for tax purposes.

                  (b) (i) "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, environmental, add-on, minimum, franchise, profits, capital gains, capital stock, capital structure, transfer, sales, gross receipts, use, AD VALOREM, service, occupation, property, excise, severance, windfall profits, premium, stamp, license, payroll, social security, employment, unemployment, disability, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any governmental authority (domestic or foreign), penalties and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person, corporation or other organization regardless of whether disputed, and (ii) "TAX RETURNS" shall mean all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a governmental authority in any jurisdiction (domestic or foreign) relating to Taxes, including any schedule or amendment thereto or amendment thereof.

         Section 3.8 TITLE TO ASSETS. The Company and each of its Subsidiaries owns and has good and valid title to, or a valid leasehold interest in, or otherwise has sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used, or held for use by, the Company and such Subsidiaries in connection with the conduct of their business (the "ASSETS"), including Assets reflected on the Company Balance Sheet or acquired since the date thereof, except for Assets disposed of in the ordinary course of business consistent with past practice and in accordance with this Agreement, in each case free and clear of any lien, charge, encumbrance or security interest of any kind ("LIENS") except for Permitted Liens. "PERMITTED LIENS" shall mean those Liens (i) securing debt that is reflected on the Company Balance Sheet or the notes thereto,
(ii) for Taxes not yet due or payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP,
(iii) that constitute mechanics', carriers', workmens' or similar liens, liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, and for which adequate provision for payment has been made, and (iv) incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and social security, retirement and other legislation. This Section 3.8 does not relate to intellectual property (for which Section 3.10 is applicable). Section 3.8 of the Company Disclosure
Schedule includes a list of all compressors and related equipment owned or leased by the Company (specifying for each compressor the horsepower and whether such compressor is owned or leased).

         Section 3.9  REAL PROPERTY.

                  (a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and correct list of all facilities owned by the Company and its Subsidiaries or to be acquired by the Company or its Subsidiaries prior to the Effective Time. With respect to each parcel of owned real property, except as set forth in Section 3.9(a) of the Company Disclosure Schedule, (i) the Company or any Subsidiary of the Company, as the case may be, has good and indefeasible fee simple title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (ii) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of real property or any portion thereof or interest thereof or interest therein, (iv) there are no parties (other than the Company or its Subsidiary, as the case may be) who are in possession of or who are using any such parcel of real property, except in connection with a Permitted Encumbrance, and (v) there is no (A) pending or, to the knowledge of the Company, threatened condemnation or expropriation proceeding relating to such parcel of real property, (B) pending or, to the knowledge of the Company, threatened Action relating to such parcel of real property, (C) to the knowledge of the Company, other matter adversely affecting the current use or occupancy of such parcel of real property in any material respect, (D) pending, or to the knowledge of the Company, threatened special assessment relating to such real property or (E) pending, or to the Company's knowledge, proposed or threatened zoning change to any zoning affecting the property.

                  (b) Section 3.9(b) of the Company Disclosure Schedule sets forth all leases of real property (the "LEASES"), to which the Company is a party and has delivered true and correct copies of all such Leases. The Leases are in full force and effect and are valid and binding obligations of the parties thereto enforceable against each such party in accordance with their terms. The Company is not in default or, to the Company's knowledge, alleged to be in default thereunder. To the knowledge of the Company, none of the other parties to the Leases are in default, or alleged to be in default, thereunder or have any defenses to their obligation thereunder. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, the Company has full legal power and authority to assign its rights under the Leases, and the continuation, validity and effectiveness thereof will not be affected by the occurrence of the Effective Time. The Company has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered any Lease or interest therein.

                  With respect to each Lease and the real property demised thereby: (i) the Company or any Subsidiary of the Company, as the case may be, has good and valid leasehold interest in such property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (ii) there are no subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase, lease or sublease any such parcel of real property or any portion thereof or interest thereof or interest therein, (iv) there are no parties (other than the Company or its Subsidiary, as the case may be) who are in possession of or who are using any such parcel of real property, except in connection with a Permitted Encumbrance, and (v) there is no (A) pending or, to the knowledge of the Company, threatened condemnation or expropriation proceeding relating to such parcel of real property, (B) pending or, to the knowledge of the Company, threatened Action relating to such parcel of real property, (C) to the knowledge of the Company, other matter adversely affecting the current use or occupancy of such parcel of real property in any material respect, (D) pending, or to the knowledge of the Company, threatened special assessment relating to such real property or (E) pending, or to the Company's knowledge, proposed or threatened zoning change to any zoning affecting the property.

         For purposes of this Section 3.9, the following definitions shall apply:

                  "ENCUMBRANCE" means any claim, lien, pledge, option, lease, license, occupancy agreement, charge, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, title defect, work order, conditional sales agreement, encumbrance or other right of third parties or other restriction on use, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "PERMITTED ENCUMBRANCES" means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar non-monetary charges or encumbrances which, in each case, and in the aggregate, do not interfere with the ordinary conduct of business of the Company and its Subsidiaries and do not materially detract from the value, use or occupancy of the property upon which such encumbrance exists, and (d) liens securing taxes, assessments and governmental charges not yet delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings by the Company or its Subsidiaries, as applicable.

         Section 3.10 INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess adequate and enforceable rights to use the Intellectual Property used in their respective businesses as currently conducted (the "COMPANY INTELLECTUAL PROPERTY"). There are no restrictions or conditions on the use of the Company Intellectual Property. The Company Intellectual Property is owned or licensed by the Company free from any Liens except for Permitted Liens. The conduct of the respective businesses of the Company and its Subsidiaries does not infringe or conflict with the rights of any third party in respect of any Intellectual Property. To the Company's knowledge, none of the Company Intellectual Property is being infringed by any third party. "INTELLECTUAL PROPERTY" means all trademarks, trademark applications, trade names, marketing or advertising slogans, service marks, trade secrets (including customer lists and databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights. The Company has taken and will take all actions and necessary precautions to preserve the confidentiality of its trade secrets (including customer lists and customer databases). Section 3.10 of the Company Disclosure Schedule lists (i) all trademark and service mark registrations and applications owned by the Company or any of its Subsidiaries, (ii) license Contracts concerning Intellectual Property to which the Company or any of its Subsidiaries is a party and (iii) patents, patent applications and copyrights owned by the Company or any of its Subsidiaries.

         SECTION 3.11  AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) Set forth in Section 3.11 of the Company Disclosure Schedule are all of the following to which the Company or any of its Subsidiaries is a party: (i) agreements, contracts, indentures or other instruments or arrangements ("CONTRACTS") relating to Indebtedness (as defined below) in an amount exceeding $100,000, (ii) partnership, joint venture or limited liability agreements with any person, (iii) Contracts pursuant to which the Company or any of its Subsidiaries will or may be obligated to issue after the date of this Agreement any equity securities (including Company Common Stock) or any security convertible equity securities (including Company Common Stock), (iv) Contracts which provide for the payment or receipt of consideration by the Company in excess of $100,000 in any 12-month period, (v) Contracts to be performed after the date hereof which would be material contracts (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (vi) Contracts which restrict the conduct of any line of business by the Company or any of its Subsidiaries, (vii) Contracts which are not terminable by the Company within the next twelve months without the payment of any termination fee or penalty, (viii) all leases pursuant to which the Company leases compressors and related equipment that provide for lease payments of more than $100,000 on an annual basis and (ix) Contracts which include provisions relating to non-competition or non-solicitation or non-hiring of employees (collectively, the "COMPANY MATERIAL CONTRACTS"). "INDEBTEDNESS" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and
(D) guarantees of any of the foregoing incurred by any other person other than the Company or any of its wholly owned Subsidiaries.

                  (b) (i) Each of the Company Material Contracts is valid and binding in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Company Material Contracts. To the knowledge of the Company, no counterparty to any Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, such the Company Material Contract.

         Section 3.12 LITIGATION. Except as set forth in Section 3.12 of the Company Disclosure Letter, (a) there is no action, suit or proceeding, claim, arbitration or investigation against the Company or any of its Subsidiaries pending, or as to which the Company or any of its Subsidiaries has received any written notice of assertion or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries, before any Governmental Entity, domestic or foreign and (b) there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

         Section 3.13 ENVIRONMENTAL MATTERS. (a) The Company is currently and has in the past been in compliance with all applicable Environmental Laws, (b) there are no existing or potential Environmental Liabilities and Costs of the Company or its Subsidiaries, (c) there are no Environmental Conditions on or related to any of the property owned or leased by the Company or its Subsidiaries, or the other assets of the Company or its Subsidiaries, (d) none of the Company or its Subsidiaries has received any notices from any governmental agency or other third party regarding the existence of any Hazardous Substance on any of the property owned or leased by the Company or its Subsidiaries alleging any violation of or noncompliance with any Environmental Law, or requiring the investigation, removal, clean-up, or remediation of any Environmental Condition whether or not on property owned or leased by the Company or its Subsidiaries, (e) the Company is not subject to any enforcement or investigatory action by any governmental agency regarding an Environmental Condition with respect to any of the property owned or leased by the Company or its Subsidiaries, or any other property related in any way to the Company or its Subsidiaries, (f) there are no underground tanks or other underground storage receptacles for Hazardous Substances located on any of the property owned or leased by the Company or its Subsidiaries, (g) the Company has no knowledge of any leaks, releases, threats of releases, spills or discharge of fluids at any property owned or leased by the Company or its Subsidiaries, (h) there are no PCBs or asbestos located at or on any property owned or leased by the Company or its Subsidiaries and (i) true and correct copies of any environmental reports, audits, analysis, summary or assessments which have been conducted, either by or on behalf of the Company or its Subsidiaries, at any of the property currently or previously owned or leased by the Company or its Subsidiaries have been made available to Parent and Merger Sub. The Company and its Subsidiaries have no obligation to indemnify any other person, corporation or other entity with respect to any Environmental Liabilities and Costs.

         For purposes of this Section 3.13, the following definitions shall apply:

         "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state and local statutes or laws, common law, judgments, orders, notice requirements, regulations, agency guidelines, policies, licenses, permits, rules and ordinances relating to pollution or protection of health, safety or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) ET SEQ.), Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), each as amended, and other similar state and local statutes.

         "ENVIRONMENTAL CONDITION" means the introduction into the environment of any pollution, including without limitation any contaminant, pollutant, hazardous or toxic waste, substance or material (whether or not upon the any of the property owned or leased by the Company or its Subsidiaries and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any release of any kind of any toxic or hazardous waste, substance or material) as a result of which the Company (1) has or may become liable to any person, (2) is or was in violation of any Environmental Law, or (3) by reason of which any of the property owned or leased by the Company or its Subsidiaries or other assets of the Company, may suffer or be subject to any lien.

         "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

         "HAZARDOUS SUBSTANCES" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substance, material or waste (whether solid, liquid or gas) subject to regulation, control or remediation under Environmental Laws.

         Section 3.14  EMPLOYEE BENEFIT PLANS.

                  (a) The following terms, when used in this Section 3.14, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                           (i) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall
                  mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Welfare Plan, Pension Plan or Multiemployer Plan and is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability.

                           (ii) CODE. "Code" shall have the meaning set forth in
                  the Preamble.

                           (iii) EMPLOYEE PLANS.  "Employee Plans" shall mean
                  all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                           (iv) ERISA. "ERISA" shall mean the Employee
                  Retirement Income Security Act of 1974, as amended.

                           (v) ERISA AFFILIATE. "ERISA Affiliate" shall mean any
                  entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company as defined in Section 414(b), (c), (m) or
                  (o) of the Code.

                           (vi) MULTIEMPLOYER PLAN.  "Multiemployer Plan" shall
                  mean any "multiemployer plan," as defined in Section 3(37) of ERISA.

                           (vii) OTHER BENEFIT OBLIGATIONS. "Other Benefit
                  Obligations" shall mean all obligations, arrangements or customary practices, whether or not legally enforceable, to provide benefits, other than salary or commissions, as compensation for services rendered, to present or former directors, employees or agents, other than obligations, arrangements and practices that are Employee Plans. Other Benefit Obligations include employment agreements, consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of Code Section 132.

                           (viii) PENSION PLAN. "Pension Plan" shall mean any
                  "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability.

                           (ix) WELFARE PLAN. "Welfare Plan" shall mean any
                  "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability.

                  (b) Section 3.14 of the Company Disclosure Schedule contains a complete list of the Employee Plans and Other Benefit Obligations. True and complete copies of each of the following documents have been delivered by the Company to Parent: (i) each Employee Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to employees and all annuity contracts or other funding instruments, (ii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and, if applicable, each Welfare Plan, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan, (iv) all actuarial reports prepared for the last three plan years for each Employee Plan, (v) all documents that set forth the terms of each Other Benefit Obligation of the Company and its ERISA Affiliates for which a plan description or summary plan description is not required and (vi) all personnel, payroll and employment manuals and policies of the Company and its ERISA Affiliates.

                  (c)(i) PENSION PLANS. No Pension Plan is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Each Pension Plan has been maintained in compliance with its terms and, both as to form and in operation, is qualified and tax-exempt under the provisions of Code Section 401(a) and 501(a) and no fact or condition exists which would adversely affect such qualified status.

                           (ii) MULTIEMPLOYER PLANS. Neither the Company nor any
                  ERISA Affiliate has, at any time, contributed to, or been obligated to contribute to, or have any liability to any Multiemployer Plan.

                           (iii) WELFARE PLANS.

                                    (A) None of the Company, any ERISA Affiliate
                  or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, except to the extent required by the Code or ERISA, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

                                    (B) Each Welfare Plan which is a "group
                  health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Parts 6 and 7 of Title I, Subtitle B of ERISA and Sections 4980B of the Code.

                           (iv) BENEFIT ARRANGEMENTS. Each Benefit Arrangement
                  has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the Code.

                           (v) DEDUCTIBILITY OF PAYMENTS. There is no contract,
                  agreement, plan or arrangement covering any employee or former employee of the Company (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount that is not deductible under Section 162(a)(1) or 404 of the Code,

                           (vi) FOREIGN EMPLOYEES. No Employee Plan covers
                  foreign employees, other than resident aliens.

                           (vii) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS.
                  None of the Company, any ERISA Affiliate or any plan fiduciary of any Employee Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any

                  "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA, which could result in any material liability to the Company. The Company has not been assessed any civil penalty under Section 502(l) of ERISA.

                           (viii) LITIGATION. There is no action, order, writ,
                  injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, letters requesting information, governmental audit, investigation or voluntary compliance resolution or closing agreement program proceeding relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan.

                           (ix) NO ACCELERATION OR CREATION OF RIGHTS. Except as
                  provided in Section 3.14 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or other related agreements by the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                           (x) OTHER. The Company and its ERISA Affiliates have
                  performed all of their obligations under all the Employee Plans and Other Benefit Obligations of the Company and its ERISA Affiliates. No statement, either written or oral, has been made by the Company or any ERISA Affiliate to any person with regard to any Employee Plan or Other Benefit Obligation that was not in accordance with the Employee Plan or Other Benefit Obligation and that could have, individually or in the aggregate, a material adverse effect on the Company or such ERISA Affiliate. All tax, annual reporting and other governmental filings required by ERISA and the Code as to each Plan of the Company or its ERISA Affiliates have been timely filed with the appropriate governmental agency, and all notices and disclosures to participants of such Plans required by either ERISA or the Code have been timely provided to such participants. No amount, nor any asset of any Employee Plan of the Company and its ERISA Affiliates is subject to tax as unrelated business taxable income.

         Section 3.15  COMPLIANCE WITH LAW; AUTHORIZATIONS.

                  (a) The Company, each of its Subsidiaries and the conduct of their respective businesses is and has been in compliance with all applicable Regulations and judgments, decisions or orders entered by any Governmental Entity relating to the business, operations, assets or properties of the Company and each of its Subsidiaries. "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, agency guidelines and orders of any Governmental Entity. Neither the Company nor any of its Subsidiaries has received any written or, to its knowledge, other notice to the effect that, or otherwise been advised that, it is not in or may not be in compliance with any Regulations, and neither the Company nor any of its Subsidiaries have any reason to anticipate that any currently existing circumstances are or have been likely to result in violations of any Regulations.

                  (b) The Company and each of its Subsidiaries have all licenses, permits, authorizations and approvals issued by Governmental Entities (collectively, "PERMITS"), all of which are currently valid and in full force and effect, necessary to carry on their respective businesses as presently conducted and as proposed to be conducted.

         Section 3.16 REGISTRATION STATEMENT AND PROXY STATEMENT. The information to be supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with or declared effective by the SEC or at the date of the Company Stockholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Shareholders' Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading (excluding any statement based upon information supplied by Parent for inclusion in the Proxy Statement).

         Section 3.17 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees; (ii) to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-unionized employees; and (iii) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are not parties to any collective bargaining agreements.

         Section 3.18 INSURANCE. The Company and its Subsidiaries maintain policies or binders of fire, liability, title, worker's compensation and other forms of insurance in a character and in amounts at least equivalent to that carried by persons engaged in similar businesses and which are sufficient for compliance with all requirements of law and of all Material Contracts to which the Company or any of its Subsidiaries is a party. The Company is not in default under any of such policies or binders, the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion, and such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date.

         Section 3.19. YEAR 2000 PROBLEM. The "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) did not and will not have a Company Material Adverse Effect.

         Section 3.20. OPINION OF FINANCIAL ADVISOR. The financial advisors of the Company, Prudential Securities, delivered to the Company an opinion dated the date of this Agreement to the effect that the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

         Section 3.21. BROKERS. None of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that the Company has retained Prudential Securities as its financial advisor, the arrangements with which have been disclosed in writing to Parent and Merger Sub prior to, and will not be modified subsequent to, the date of this Agreement.

         Section 3.22. TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Company SEC Reports filed prior to the date hereof or as disclosed in Section 3.23 of the Company Disclosure Schedule, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         Section 3.23. NO EXCESS PARACHUTE OR NONDEDUCTIBLE PAYMENTS. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Arrangement currently in effect does not constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code and the proposed regulations thereunder). Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, on account of the transactions contemplated hereunder, individually or in the aggregate, in any payment that would be nondeductible under Section 162(m) of the Code.

         Section 3.24. STATE ANTI-TAKEOVER STATUTES. The Board of Directors of the Company has approved the terms of this Agreement and the Voting, Option and Disposition Agreement and the consummation of the transactions contemplated hereby and thereby, and such approvals are sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the Voting, Option and Disposition Agreement the restrictions of Section 1090.3 of the OGCA. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation applies or purports to apply to the Merger, this Agreement, the

Voting, Option and Disposition Agreement or any of the transactions contemplated by this Agreement or the Voting, Option and Disposition Agreement.

         Section 3.25. ACCURACY OF INFORMATION. No representation or warranty by the Company contained in this Agreement or in any certificate to be furnished by or on behalf of the Company or its Subsidiaries pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading with respect to the Company and its Subsidiaries as a whole or the transactions contemplated by this Agreement.

         Section 3.26. INVENTORY. Except as set forth in Section 3.26 of the Company Disclosure Schedule, (i) all items of the Company's inventory and related supplies reflected on the Company Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, for sale in the ordinary course of business at normal mark-ups, (ii) none of such items of the Company's inventory is obsolete (except to the extent accrued from the Company Balance Sheet) and
(iii) each item of such inventory reflected on the Company Balance Sheet and the books and records of the Company is so reflected on the basis of a complete physical count and is valued at the lower of cost or market in accordance with GAAP.

         Section 3.27. CUSTOMERS AND SUPPLIERS. Except for matters that reasonably could not be expected to have a Company Material Adverse Effect, no supplier or customer of the Company has advised the Company formally or informally that such customer or supplier intends to terminate, discontinue or substantially reduce its business with the Company and the Company does not expect the occurrence of the Effective Time to adversely affect such relationship.

                                   ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by Parent and Merger Sub to the Company on or before the date of this Agreement (the "PARENT DISCLOSURE SCHEDULE"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

         Section 4.1. ORGANIZATION. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing could not be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole (a "PARENT MATERIAL ADVERSE EFFECT"). Parent has delivered to the Company true and correct copies of the Certificate of Incorporation and Bylaws of each of Parent and Merger Sub, in each case as amended to the date and each of such documents is in full force and effect.

         Section 4.2. AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub (as applicable) and constitutes the valid and binding obligation of Parent and Merger Sub (as applicable), enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and to general equity principles.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub (as applicable) does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of their properties or assets may be bound other than as disclosed in Section 4.2(b) of the Parent Disclosure Schedule, or
(iii) subject to the governmental filings and other matters referred to in
Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or any of its or their properties or assets.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) those required under or in relation to the HSR Act, (ii) state securities or "blue sky" laws, (iii) the Securities Act, (iv) the Exchange Act, (v) the OGCA with respect to the filing and recordation of appropriate documents to effect the Merger and (vi) rules and regulations of the New York Stock Exchange ("NYSE").

         Section 4.3. PARENT COMMON STOCK. The shares of Parent Common Stock to be issued pursuant to Article I will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Parent is entitled to preemptive rights as a result of the issuance of the Parent Company Stock hereunder. The Parent Common Stock to be issued in the Merger pursuant to Article I will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws, in each case for delivery hereunder to holders of Company Common Stock. Parent has available for issuance a sufficient number of shares of authorized Parent Common Stock necessary to satisfy the obligations of Parent under this Agreement.

         Section 4.4. SEC FILINGS: FINANCIAL STATEMENTS. Parent has made available to the Company all forms, statements and documents filed by Parent with the SEC since April 1, 1997 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (a) (i) Each of the consolidated financial statements (including, in each case, any related notes) of Parent contained in the Parent SEC Reports complied as to form in all material respects with the applicable rules, regulations and practices of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Parent as of December 31, 1999 is referred to herein as the "PARENT BALANCE SHEET."

                      (ii) Parent maintains a system of accounting controls sufficient to provide reasonable assurances that (A) its transactions and those of its Subsidiaries are executed in accordance with management's general or specific authorization, (B) its transactions and those of its Subsidiaries are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets,
(C) access to its assets and those of its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for its assets and those of its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 4.5. PROXY STATEMENT/REGISTRATION STATEMENT. The Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration

Statement, in light of the circumstances under which they were made, not misleading (excluding any statement based upon information supplied by the Company for inclusion in the Proxy Statement). The information to be supplied by Parent for inclusion in the Registration Statement shall not on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Stockholders' Meeting, and at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading.

         Section 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since March 31, 2000, there has not been any event, change or development which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.7. NO VOTE REQUIRED. No vote or approval of the holders of any class of Parent shares is necessary to approve this Agreement and the transactions contemplated hereby.

         Section 4.8. MERGER SUB. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or entered into any agreement or arrangements with any person.

         Section 4.9. BROKERS. None of Parent, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

         Section 4.10. ACCURACY OF INFORMATION. No representation or warranty by Parent or Merger Sub contained in this Agreement or in any certificate to be furnished by or on behalf of Parent or its Subsidiaries pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading with respect to Parent and its Subsidiaries as a whole or the transactions contemplated by this Agreement.

                                   ARTICLE V.

                                    COVENANTS

         Section 5.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Parent, the Company shall not and shall not permit any of its Subsidiaries to:

                           (i) adopt any amendment to its Certificate of
                  Incorporation or Bylaws or comparable charter or organizational documents;

                           (ii) (A) other than pursuant to the Prudential
                  Agreement issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Company Common Stock outstanding on the date hereof or (B) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including without limitation, the Company Stock Options or the Company Option Plans;

                           (iii) declare, set aside or pay any dividend or other
                  distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly owned Subsidiary of the Company and the Company or any other wholly owned Subsidiary of the Company;

                           (iv) split, combine, subdivide, reclassify or other
                  than pursuant to the Prudential Agreement, redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                           (v) (A) increase the compensation or fringe benefits
                  payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to, or (B) enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, Employee plan or Other Benefit Obligation, to the extent required by applicable Regulations;

                           (vi) (A) sell, pledge, lease, dispose of, grant,
                  encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any material properties or assets of the Company or any of its Subsidiaries or (B) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any business thereof (or a substantial portion of the assets thereof) or any other assets;

                           (vii) (A) incur, assume or pre-pay any Indebtedness,
                  except that the Company and its Subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (C) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company; provided, however, that in no event shall the Company or any of its Subsidiaries incur Indebtedness which is subject to any penalty, premium, "make-whole" or similar obligation in connection with pre-payment thereof;

                           (viii) authorize, recommend, propose or announce an
                  intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries;

                           (ix) make or rescind any express or deemed election
                  relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, amend any Tax Return except in the ordinary course of business consistent with past practice, or, except as may be required by applicable law, make any change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the Company's consolidated federal income tax return for the taxable year ending December 31, 1998;

                           (x) settle or consent to any judgment concerning any
                  pending or threatened litigation involving the Company or any of its Subsidiaries (whether brought by a private party or a Governmental Entity);

                           (xi) take any action, other than reasonable and usual
                  actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

                           (xii) modify, amend or terminate any of the Company
                  Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

                           (xiii) take, or agree to commit to take, any action
                  that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time such that the condition to Closing set forth in Section 6.3(a) would not be likely satisfied;

                           (xiv) engage in any transaction with, or enter into
                  any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's Affiliates which involves the transfer of consideration or has a financial impact on the Company, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement which are set forth in the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof;

                           (xv) make any capital expenditures in excess of
                  $100,000, individually or $300,000 in the aggregate;

                           (xvi) amend, modify or terminate any standstill or
                  confidentiality agreement or waive, release or assign any rights of the Company under any such agreement; or

                           (xvii) enter into an agreement, contract, commitment
                  or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2. COOPERATION; NOTICE; CURE. Subject to compliance with applicable law, from the date hereof until the Effective Time, the Company shall confer on a regular basis with one or more representatives of Parent to report on the general status of ongoing operations at the Company. Each of Parent and the Company shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such party contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         Section 5.3. NO SOLICITATION.

                  (a) The Company shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, recapitalization, sale of substantial assets, sale or acquisition of shares of capital stock (including, without limitation, by way of a tender offer) or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) initiate or engage in negotiations or discussions with any person (or group of persons) other than the Parent or its respective affiliates (a "THIRD PARTY") concerning, or provide any non-public information to any person or entity relating to or in contemplation of, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that (1) a Third Party has made a written proposal to the Board of Directors of the Company to consummate an Acquisition Proposal, which proposal identifies a price to be paid for the outstanding securities or substantially all of the assets of the Company, (2) the Board of Directors of the Company believes in good faith, after consultation with its financial advisors, that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to the stockholders of such party than the transaction contemplated by this Agreement, (3) the Board of Directors of the Company determines in good faith based on the written advice of outside legal counsel, that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, (4) the Company is not in breach of its obligations under this Section 5.3, and (5) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board of Directors of the Company receives from such Third Party an executed confidentiality and standstill agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement dated July 8, 1999 between the Parent and the Company (the "CONFIDENTIALITY AGREEMENT") (an Acquisition Proposal meeting the requirements of each of clauses (1) through (5) above is referred to as a "SUPERIOR PROPOSAL"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.
The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of the Company determines in good faith based on the written advice of outside legal counsel, that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law.

                  (b) The Company shall notify the Parent immediately after receipt by the Company or any of its subsidiaries (or any of their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any Third Party that informs the Company or any of its subsidiaries (or any of their advisors) that it is interested in making, considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall continue to keep the Parent informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated. Notwithstanding the foregoing, the Company shall not accept or enter into any agreement concerning a Superior Proposal for a period of at least five business days after the

Parent's receipt of the notification of the terms thereof pursuant the second preceding sentence, during which period the Parent shall be afforded the opportunity to beat or improve upon the terms and conditions contained in such Superior Proposal.

                  (c) The Company has terminated any direct or indirect (through any officer, director, employee, financial advisor, representative or agent of such party) discussions or negotiations with, and the provision of information or data to, any person (other than the Parent) respecting an Acquisition Proposal.

         Section 5.4. PREPARATION OF PROXY STATEMENT/REGISTRATION; COMPANY
                      SHAREHOLDER MEETING.

                  (a) As promptly as practicable after the execution of this Agreement, Parent shall prepare and the Company shall cooperate therewith, and the Company shall file with the SEC, a proxy statement/prospectus (the "PROXY STATEMENT") to be sent to the shareholders of the Company in connection with the Company Stockholders' Meeting to consider the Merger and the issuance of Parent Common Stock in connection therewith, and Parent shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered under the Securities Act (the "REGISTRATION STATEMENT") and the Company shall cooperate therewith, in which the Proxy Statement will be included as a prospectus. Parent may delay the filing of the Registration Statement until after the Proxy Statement has been declared effective. Parent and the Company shall use reasonable best efforts to cause the Registration Statement to become effective as soon after filing as practicable. The Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company (with one director absent) in favor of this Agreement and the Merger unless the Board changes such recommendation pursuant to clause (e) below. Parent and the Company shall make all other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time any event relating to the Company or Parent, or any of its affiliates, officers, or directors, is discovered by the Company or Parent, respectively, that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, such party shall promptly so inform the other.

                  (b) The Company shall take all action necessary to cause the representation set forth in Section 3.16 to be true and correct at all applicable times with respect to each of the Proxy Statement and the Registration Statement.

                  (c) Parent shall take all action necessary to cause the representation set forth in Section 4.5 to be true and correct at all applicable times with respect to each of the Proxy Statement and the Registration Statement.

                  (d) As soon as reasonably practicable, the Company and Parent shall take all such actions as may be necessary to comply with state "blue sky" or securities laws in connection with the transactions contemplated by this Agreement.

                  (e) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY STOCKHOLDERS' MEETING") for the purpose of obtaining the Required Company Votes with respect to this Agreement. The Board of Directors of the Company shall unanimously declare advisable and recommend adoption of this Agreement by the stockholders of the Company and, upon Parent's request, reconfirm such recommendation (provided that the Board of Directors of the Company need not make or reconfirm such recommendation (1) (x) if at the time that it would otherwise be required to make or reconfirm such recommendation the Company is not then in breach of its obligations under Section 5.3 and (y) in such event, if and only to the extent that the Board of Directors of the Company concludes in good faith (after having consulted with and considered the advice of outside legal counsel) in connection with the receipt of a Superior Proposal that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law, or (2) if no other Acquisition Proposal is pending or in Parent's reasonable judgment likely to become pending). Notwithstanding the foregoing, the Company shall use its best efforts to solicit such adoption, and the Company shall nevertheless submit this Agreement to its stockholders for consideration.

         Section 5.5. ACCESS TO INFORMATION. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and acquisition related reports, (b) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (c) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold any such information furnished to it by the Company which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         Section 5.6.   LEGAL CONDITIONS TO MERGER.

                  (a) The Company and Parent shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law; without limiting the foregoing, the parties shall undertake all reasonable efforts to cause to be filed all requisite filings under the HSR Act within 10 business days of the date of this Agreement. The Company and Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

                  (b) Parent and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances required for Closing (including through compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 5.6, neither Parent nor the Company nor any of their respective Subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger or the divestiture or holding separate of any assets or businesses.

                  (c) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their best efforts to obtain any third party consents related to or required in connection with the Merger that are set forth on Schedule 5.6(c) (collectively, the "REQUIRED CONSENTS").

         Section 5.7. PUBLICITY. Parent and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         Section 5.8. TAX-FREE REORGANIZATION. Parent and the Company shall each use their respective best efforts to cause the Merger to be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

         Section 5.9. AFFILIATE AGREEMENTS. Upon the execution of this Agreement, the Company will provide Parent with a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company shall use its best efforts to deliver or cause to be delivered to Parent by August 15, 2000 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in form and substance satisfactory to Parent (an "AFFILIATE AGREEMENT"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, one year after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Parent).

         Section 5.10. NYSE LISTING. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use all reasonable efforts to cause such shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

         Section 5.11. PRUDENTIAL AGREEMENT. Parent, the Company and the Prudential Insurance Company of America ("PRUDENTIAL") shall enter into an agreement with respect to the repayment of certain subordinated notes, on terms and conditions satisfactory to each of the Parent, the Company and Prudential (the "PRUDENTIAL AGREEMENT").

         Section 5.12.  INDEMNIFICATION.

                  (a) From and after the Effective Time, Parent agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Oklahoma law and its Certificate of Incorporation or Bylaws in effect on the date hereof to indemnify such Indemnified Party.

                  (b) For a period of three years after the Effective Time, Parent shall maintain or shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by the Company to Parent) with coverage in amount and scope at least as favorable as the Company's existing coverage; provided that in no event shall Parent or the Surviving Corporation be required to expend in the aggregate in excess of 150% of the annual premium currently paid by the Company for such coverage; and if such premium would at any time exceed 150% of the such amount, then Parent or the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 150% of such amount.

                  (c) The provisions of this Section 5.12 are intended to be an addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         Section 5.13. LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use reasonable efforts to cause to be delivered to Parent and the Company a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 5.14. STOCKHOLDER LITIGATION. The Company shall give Parent the reasonable opportunity to participate in the defense of any stockholder litigation against the Company and its directors relating to the transactions contemplated hereby.

         Section 5.15. STOCK EXCHANGE LISTING. Parent and the Company agree to continue the listing and quotation of Parent Common Stock and Company Common Stock on the NYSE and the AMEX, respectively, during the term of this Agreement though the Effective Time.

         Section 5.16. EMPLOYEE BENEFITS. Parent and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any Employee Plan or Other Benefit Obligation as disclosed to Parent as of the Effective Time. The Company shall take all action necessary to terminate its 401(k) Plan (the "COMPANY 401(k) PLAN") in compliance with applicable law, no later than immediately prior to the Effective Time. On or as soon as administratively practicable following the Effective Time employees who were participants in the Company 401(k) Plan shall be eligible to participate in the 401(k) Plan sponsored by Parent or one of its Subsidiaries ("PARENT 401(k) PLAN"). At the election of participants, Parent 401(k) Plan shall accept rollovers from the Company 401(k) Plan. Nothing herein shall require the continued employment of any person. Years of service with the Company and its Subsidiaries prior to the Effective Time shall be treated as service with the Surviving Corporation or Parent for eligibility and vesting purposes and for purposes of vacation and severance pay accruals, except to the extent such treatment will result in the duplication of benefits.

         Section 5.17. FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. "EXPENSES" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.


                                   ARTICLE VI.

                              CONDITIONS TO MERGER

         Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

                  (a) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (b) NO INJUNCTIONS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (d) NYSE LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE.

                  (e) STOCKHOLDER APPROVAL. The Required Company Vote shall have been obtained.

         Section 6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. (i) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality or Parent Material Adverse Effect shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and (ii) each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except for such inaccuracies as could not be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect with respect to both (i) and (ii) above.

                  (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Parent Material Adverse Effect and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and the Company shall have received a certificate of an executive officer of Parent to such effect.

         Section 6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. (i) Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality or Company Material Adverse Effect shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and (ii) each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except for such inaccuracies as could not be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect with respect to both (i) and (ii) above.

                  (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Company Material Adverse Effect and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality or Company Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) REGULATORY APPROVALS. All consents, approvals, orders, authorizations of, or registrations, licenses, declarations or filings with, any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, limitations or restrictions which Parent reasonably determines in good faith will have or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

                  (d) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of this Agreement, there shall not have been any event, development or change of circumstance that constitutes, has had, or to have, individually or in the aggregate, or could be expected to have a Company Material Adverse Effect.

                  (e) REQUIRED CONSENTS. All Required Consents shall have been obtained, and the Company shall have provided evidence thereof to the Parent, which evidence shall be reasonably satisfactory to Parent.

                  (f) NON-COMPETITION AGREEMENTS. Two-year non-competition agreements, substantially in the form attached as EXHIBIT C hereto, shall have been executed and delivered to Parent by all officers of the Company and affiliates of the Company as requested by Parent, including, but not limited to, Ray C. Davis and Kelcy L. Warren.

                  (g) PRUDENTIAL AGREEMENT. Parent, the Company and Prudential shall have entered into the Prudential Agreement, and the Prudential Agreement shall be in full force and effect as of the Effective Time or shall have been consummated prior to the Effective Time.

                  (h) AFFILIATE AGREEMENTS. Parent shall have received an Affiliate Agreement from each Person identified as an Affiliate pursuant to
Section 5.9.

                  (i) SUITS; ACTIONS. No suit, action, investigation or other proceeding by any Governmental Entity shall have been instituted and be pending which imposes, seeks to impose or reasonably would be expected to impose any remedy, condition or restriction that would have a Company Material Adverse Effect or that would materially restrict Parent's ownership or operation of the Company (except as provided in Section 5.6(b)).

                  (j) DISSENTING SHARES. The number of shares of Company Common Stock with respect to which dissenters' rights have been asserted under the OGCA shall not exceed 7.5% of the number of outstanding shares of Company Common Stock.

                  (k) FAIRNESS OPINION. The Company's financial advisor, Prudential Securities, shall have rendered a fairness opinion with respect to this Agreement and the transactions contemplated hereby, and such opinion shall not have been withdrawn or adversely modified.

                  (l) ESTIS PROMISSORY NOTES. All principal and accrued interest thereon under the promissory notes made by Dennis W. Estis and Barbara Estis in favor of the Company having principal amounts of $217,250 and $114,507 respectively, shall have been paid in full.

                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT


         Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                 (a)   by mutual written consent of the Company and Parent; or

                 (b) by either Parent or the Company if the Merger shall not have been consummated by six months from signing (the "OUTSIDE DATE"), provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                 (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                 (d) by Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or

                 (e) By Parent if (i) the Board of Directors of the Company shall have withdrawn, or adversely modified, or failed (upon Parent's request) to reconfirm its recommendation of the Merger or this Agreement (or determined to do so); (ii) the Board of Directors of the Company shall have determined to recommend to the shareholders of the Company that they approve an Acquisition Proposal other than that contemplated by this Agreement or shall have determined to accept a Superior Proposal; (iii) a tender offer or exchange officer that, if successful, would result in any person or "group" becoming a "beneficial owner" (such terms having the meaning in this Agreement as is ascribed under Regulation 13D under the Exchange Act) of 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an Affiliate of Parent) and the Board of Directors of the Company fails to recommend that the shareholders of the Company not tender their shares in such tender or exchange offer; (iv) any person (other than Parent or an Affiliate of Parent) or "group" becomes the "beneficial owner" of 20% or more of the outstanding shares of Company Common Stock; or (v) for any reason the Company fails to call or hold the Company Shareholders Meeting by the Outside Date; or

                 (f) by the Company, prior to the Required Company Vote if, as a result of a Superior Proposal received by such party from a Third Party, the Board of Directors of the Company determines in good faith, based on written advice of outside legal counsel, that accepting such Superior Proposal is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law; provided, however, that (i) no termination shall be effective pursuant to this Section 7.1(f) under circumstances in which a termination fee is payable by the Company pursuant to Section 7.3(b)(iv), unless concurrently with such termination, such termination fee is paid in full by the Company in accordance with Section 7.3(b)(iv) and (ii) the Company's right to terminate under this paragraph (f) shall not be available if the Company has breached Section 5.3; or

                 (g) by Parent or the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by the Company) or
Section 6.3(a) or (b) (in the case of termination by Parent) not to be satisfied.

         Section 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and Article VIII and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Section 7.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 7.3.  FEES AND EXPENSES.

                 (a)
                       (i) In addition to any payment required by Section 7.3(b), if this Agreement is terminated pursuant to Section 7.1(d), (e), (f) or by Parent pursuant to Section 7.1(b) (but only if such termination is due to the failure of the condition specified in Section 6.3(g) to be satisfied) or 7.1(g), then the Company shall pay Parent an amount equal to the sum of Parent's Expenses up to an amount equal to $750,000.

                       (ii)  If this Agreement is terminated pursuant to
                  Section 7.1(g) by the Company, then Parent shall pay the Company an amount equal to the sum of the Company's expenses up to an amount equal to $750,000.

                 (b) The Company shall pay Parent a termination fee of $1,665,000 upon the earliest to occur of the following events:

                       (i) the termination of this Agreement by Parent pursuant to Section 7.1(b), if such termination is due to the failure of the condition specified in Section 6.3(g) to be satisfied;

                       (ii)  the termination of this Agreement pursuant to
                 Section 7.1(d);

                       (iii) the termination of this Agreement pursuant to
                 Section 7.1(e);

                       (iv)  the termination of this Agreement pursuant to
                 Section 7.1(f); or

                       (v) the termination of this Agreement by Parent pursuant to Section 7.1(g).

                 (c) The Company's or Parent's satisfaction of its obligations under this Section 7.3 shall be the sole and exclusive remedy of Parent against the Company and the Company against Parent and Merger Sub, as the case may be, and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment and the termination of this Agreement; provided that this limitation shall not apply in the event of a willful breach of this Agreement by the Company or Parent.

                 (d) Fees payable pursuant to Section 7.3(b)(iv) shall be paid concurrently with the event described in Section 7.3(b)(iv). Fees pursuant to
Section 7.3(b)(i), (ii), (iii) or (v) shall be paid within two business days of the first to occur of the events described in Section 7.3(b)(i), (ii), (iii) or
(v). Expenses payable pursuant to Section 7.3(a) shall be paid with two business days of delivery to the Company or Parent, as the case may be, of a demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Parent or the Company (which itemization may be supplemented and updated from time to time by Parent or the Company until the 60th day after Parent or the Company delivers such notice of demand for payment). All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as the case may be.

         Section 7.4. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         Section 8.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.3, 5.12, 5.16 and 5.17 and Articles II and VIII, and the agreements of the Affiliates delivered pursuant to Section 5.9. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

         Section 8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)   if to the Company, to

                             OEC Compression Corporation
                             2501 Cedar Springs Road, Suite 600
                             Dallas, Texas 75201
                             Attn:  President
                             Telecopy:  (214) 954-9584

                             with a copy to

                             Schlanger, Mills, Mayer & Silver, LLP
                             109 North Post Oak Lane, Suite 300
                             Houston, Texas 77024
                             Attn: Kyle Longhofer
                             Telecopy:  (713) 785-2091

                 (b)   if to Parent, to

                             Hanover Compressor Company
                             12001 N. Houston Rosslyn Road
                             Houston, Texas 77086
                             Attn:  Michael J. McGhan
                             Telecopy:  (281) 447-0821

                             with a copy to:

                             Latham & Watkins
                             233 South Wacker Drive
                             Suite 5800
                             Chicago, Illinois 60606
                             Attn:  Richard Meller, Esq.
                             Telecopy:  (312) 993-9767

         Section 8.3. INTERPRETATION; CERTAIN DEFINITIONS. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." "KNOWLEDGE" or "TO THE KNOWLEDGE OF" of the Company or any of its Subsidiaries means the actual knowledge of Jack Brannon, Ray C. Davis, Kelcy L. Warren, Dan
McCormick and Dennis W. Estis. "PERSON" or "person" has the meaning given to it in Section 3(a) of the Exchange Act. The term "AFFILIATE" has the meaning given to it in Rule 12b-2 under the Exchange Act.

         Section 8.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.5. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreements shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Parent, Merger Sub or the Company makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

         Section 8.6. GOVERNING LAW. The laws of the State of Oklahoma shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding by a party hereto with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any state or federal court of competent jurisdiction in Houston, Texas, and each party hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Nothing herein shall in any way be deemed to limit the ability of a party hereto to serve any such writs, process or summonses in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court of competent jurisdiction in Houston, Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against a party hereto with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in Houston, Texas, and each party hereto hereby irrevocably waives any right which it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

         Section 8.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect Subsidiary of Parent which is controlled (as such term is defined in Regulation S-X under the Exchange Act) by Parent without the consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                       HANOVER COMPRESSOR COMPANY



                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------
                                       Title:
                                             ----------------------------------


                                       CADDO ACQUISITION CORPORATION



                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------
                                       Title:
                                             ----------------------------------


                                       OEC COMPRESSION CORPORATION



                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------
                                       Title:
                                             ----------------------------------



                       SIGNATURE PAGE TO MERGER AGREEMENT

                                                                         ANNEX I
                                KEY STOCKHOLDERS

         HACL, Ltd.

         Energy Investors Joint Venture














                       SIGNATURE PAGE TO MERGER AGREEMENT